Deloitte & Touche LLP
Two World Financial Center
New York, New York  10281-1414

Tel: (212) 436-2000
Fax: (212) 436-5000
www.us.deloitte.com
                                                              Deloitte
                                                              & Touche


                                                                    Exhibit 23.J



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 44 to Registration Statement No. 33-37458 of The Brown Capital Management Equity Fund, The Brown Capital Management Balanced Fund, The Brown Capital Management Small Company Fund, The Brown Capital Management International Equity Fund, WST Growth Fund, Capital Value Fund, and EARNEST Partners Fixed Income Trust (each a series of Nottingham Investment Trust II) of our reports dated April 26, 2002, appearing in the Annual Reports of each of the Funds for the year ended March 31, 2002, and to the reference to us under the heading "Financial Highlights" in the Prospectuses, which are part of such Registration Statement.




/s/ Deloitte & Touche LLP

New York, New York
July 29, 2002


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Deloitte
Touche
Tohmatsu
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